                                                                      Exhibit 11

                                                                                         Year ended December 31,
                                                                        ---------------------------------------------------
                                                                            2002               2001                2000
                                                                        ----------          -----------         -----------
Basic:
       Weighted average shares outstanding                              12,630,964           12,724,282          12,238,421
                                                                       ===========          ===========         ===========
       Net (loss) income:
             (Loss) income from continuing operations                  $       (57)         $       908         $      (141)
             Income from discontinued operations                                 -                    -                 459
                                                                       -----------          -----------         -----------
             (Loss) income before cumulative effect of
                change in accounting principle                                 (57)                 908                 318
             Cumulative effect of change in accounting
                principle                                                   (5,733)                   -                   -
                                                                       -----------          -----------         -----------
             Net (loss) income                                         $    (5,790)         $       908         $       318
                                                                       ===========          ===========         ===========

       Basic (loss) income per share:
             From continuing operations                                $         -          $      0.07         $     (0.01)
             From discontinued operations                                        -                    -                0.04
                                                                       -----------          -----------         -----------
             (Loss) income before cumulative effect of
                change in accounting principle                                   -                 0.07                0.03
             Cumulative effect of change in accounting
                principle                                                    (0.46)                   -                   -
                                                                       -----------          -----------         -----------
             Total                                                     $     (0.46)         $      0.07         $      0.03
                                                                       ===========          ===========         ===========

Diluted:
       Weighted average shares outstanding                              12,630,964           12,724,282          12,238,421

       Net effect of dilutive stock options and warrants
          based on the treasury stock method
          using the year-end market price, if
          higher than average market price                                       -               17,840                   -
                                                                       -----------          -----------         -----------
       Total                                                            12,630,964           12,742,122          12,238,421
                                                                       ===========          ===========         ===========

       Net (loss) income:
             (Loss) income from continuing operations                  $       (57)         $       908         $      (141)
             Income from discontinued operations                                 -                    -                 459
                                                                       -----------          -----------         -----------
             (Loss) income before cumulative effect of
                change in accounting principle                                 (57)                 908                 318
             Cumulative effect of change in accounting
                principle                                                   (5,733)                   -                   -
                                                                       -----------          -----------         -----------
             Net (loss) income                                         $    (5,790)         $       908         $       318
                                                                       ===========          ===========         ===========

       Diluted (loss) income per share:
             From continuing operations                                $         -          $      0.07         $     (0.01)
             From discontinued operations                                        -                    -                0.04
                                                                       -----------          -----------         -----------
             (Loss) income before cumulative effect of
                change in accounting principle                                   -                 0.07                0.03
             Cumulative effect of change in accounting
                principle                                                    (0.46)                   -                   -
                                                                       -----------          -----------         -----------
             Total                                                     $     (0.46)         $      0.07         $      0.03
                                                                       ===========          ===========         ===========
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